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                                                              Exhibit T-1-7

                                                              Exhibit T-1-7


                      SCHEDULE RC - BALANCE SHEET
                                 FROM
                          REPORT OF CONDITION
          Consolidating domestic and foreign subsidiaries of
                    PNC BANK, NATIONAL ASSOCIATION
              of PITTSBURGH in the state of PENNSYLVANIA
                      at the close of business on
                           December 31, 1996
                   filed in response to call made by
                     Comptroller of the Currency,
            under title 12, United States Code, Section 161
                          Charter Number 540
           Comptroller of the Currency Northeastern District


                             BALANCE SHEET

                                                             Thousands
                                                             of Dollars
                                                             ----------
                                ASSETS


Cash and balances due from depository institutions
  Noninterest-bearing balances and currency and coin. . .  $ 3,245,966
  Interest-Bearing Balances . . . . . . . . . . . . . . .      150,803
Securities
  Held-to-maturity securities . . . . . . . . . . . . . .            0
  Available-for-sale securities . . . . . . . . . . . . .    8,786,227
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  Federal funds sold. . . . . . . . . . . . . . . . . . .    1,856,681
  Securities purchased under agreements to resell . . . .            0
Loans and lease financing receivables:
  Loans and leases, net of unearned income   $40,025,746
  LESS:  Allowance for loan and lease losses     745,426
  Loans and leases, net of unearned income,   ----------
  allowance and reserve . . . . . . . . . . . . . . . . .   39,280,320
Trading assets .......................... . . . . . . . .       15,481
Premises and fixed assets (including capitalized leases).      698,730
Other real estate owned . . . . . . . . . . . . . . . . .       76,903
Investments in unconsolidated subsidiaries and
  associated companies  . . . . . . . . . . . . . . . . .      560,668
Customers' liability to this bank on acceptances
  outstanding . . . . . . . . . . . . . . . . . . . . . .       53,564
Intangible assets . . . . . . . . . . . . . . . . . . . .    1,158,419
Other assets. . . . . . . . . . . . . . . . . . . . . . .    1,401,199
                                                           -----------
  Total Assets. . . . . . . . . . . . . . . . . . . . . . $ 57,284,961
                                                           ===========

                              LIABILITIES

Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . . $35,005,553
  Noninterest-bearing                   $ 9,209,796
  Interest-bearing                       25,795,757
  In foreign offices, Edge and Agreement
  subsidiaries, and IBFs. . . . . . . . . . . . . . . . .   1,388,326
  Noninterest-bearing                     $   2,560
  Interest-bearing                        1,385,746
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased . . . . . . . . . . . . . . . .   2,912,006
  Securities sold under agreements to repurchase. . . . .     196,756
Demand notes issued to U.S. Treasury. . . . . . . . . . .   2,133,251
Trading Liabilities . . . . . . . . . . . . . . . . . . .       2,059
Other borrowed money
  With original maturity of one year or less. . . . . . .   7,620,267
  With original maturity of more than one year. . . . . .   1,768,448
Mortgage indebtedness and obligations under
  capitalized leases. . . . . . . . . . . . . . . . . . .       3,699
Bank's liability on acceptances executed and outstanding.      53,564
Subordinated notes and debentures . . . . . . . . . . . .     500,552
Other liabilities . . . . . . . . . . . . . . . . . . . .   1,071,888
                                                           ----------
Total liabilities . . . . . . . . . . . . . . . . . . . .  52,655,369


                            EQUITY CAPITAL

Common Stock. . . . . . . . . . . . . . . . . . . . . . .     218,919
Surplus. . . .. . . . . . . . . . . . . . . . . . . . . .   1,971,534
Undivided profits and capital reserves. . . . . . . . . .   2,492,982
Net unrealized holding gains (losses) on
  available-for-sale securities . . . . . . . . . . . . .     (54,243)

Total equity capital. . . . . . . . . . . . . . . . . . .   4,629,592
                                                          -----------
Total liabilities and equity capital. . . . . . . . . . .$ 57,284,961
                                                          ===========




                                    -16-
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